Exhibit 15.1

November 7, 2018

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

RE: Alcoa Corporation

Commisioners:

We are aware that our reports dated May 9, 2018, August 2, 2018 and November 2, 2018 on our reviews of interim financial information of Alcoa Corporation, which are included in Alcoa Corporation’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018, and September 30, 2018, respectively, are incorporated by reference in this Registration Statement on Form S-8.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Pittsburgh, Pennsylvania